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                                                                      Exhibit 5

                           Morgan, Lewis & Bockius LLP
                                Counselors at Law
                              2000 One Logan Square
                      Philadelphia, Pennsylvania 19103-6993
                            Telephone: (215) 963-5000
                               Fax: (215) 963-5299

May 20, 1998

SunSource Inc.
3000 One Logan Square
Philadelphia, PA  19103

Re:      SunSource Inc.
         Registration Statement on Form S-8 Relating to the SunSource Inc. 1998 Equity Compensation Plan
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Ladies and Gentlemen:

We have acted as counsel to SunSource Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 2,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Shares"), issuable under the SunSource Inc. 1998 Equity Compensation Plan (the "Plan"). We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Common Shares issuable under the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable shares of Common Stock.

The opinion set forth above is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP